Exhibit 10.2

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

Warrant transfer AGREEMENT

Preamble

THIS WARRANT TRANSFER AGREEMENT (this "Agreement") is entered into as of January 29, 2024, by and between Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the "Transferor" or the "Sponsor"), and Christian Schmid and Anette Schmid, the shareholders of Gebr. Schmid GmbH (together, the "Transferees" and each a "Transferee").

WHEREAS, Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("Pegasus"), is a special purpose acquisition company that completed its initial public offering in October 2021, and, based on its third amended and restated memorandum and articles of association, can complete an initial business combination until April 30, 2024;

WHEREAS, as of the date of this Agreement, Pegasus has announced that it today has entered into a second amendment to the Business Combination Agreement dated as of May 31, 2023, previously amended by the First Amendment to the Business Combination Agreement dated as of September 26, 2023 (all three together the "Business Combination Agreement");

WHEREAS, there are 9,750,000 private warrants outstanding which were issued by Pegasus in connection with its initial public offering in 2021, such warrants being governed by the warrant agreement between Pegasus and Continental Stock Transfer & Trust Company (the "Warrant Agent") dated October 21, 2021 (the "Warrant Agreement");

WHEREAS, Sponsor owns 7,000,000 private placement warrants (the "Warrants"), which under specified conditions grants the right to acquire one share of Class A ordinary shares of Pegasus (the "Class A Shares"); and

WHEREAS, the Sponsor has determined to transfer 2,000,000 Warrants (the "Transfer Warrants") to the Transferees, in the amount of 1,000,000 Transfer Warrants to Christian Schmid and 1,000,000 Transfer Warrants to Anette Schmid as part of the consideration in relation to the business combination between Pegasus and Gebr. Schmid GmbH contemplated by the Business Combination Agreement, as further described below.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Transfer.

Upon the closing of the business combination, as defined by the Business Combination Agreement, the Transferor shall transfer, deliver, and assign the Transfer Warrants to the Transferees, free and clear of all liens and encumbrances in the amount of 1,000,000 Transfer Warrants to Christian Schmid and 1,000,000 Transfer Warrants to Anette Schmid. The Transfer Warrants are subject to the transfer limitations set out in Section 2, but have no other limitations. The Transferor shall cause the transfer to be recorded in the warrant register of the Warrant Agent in accordance with the Warrant Agreement.

2. Limitation on Transfer.

Each Transferee acknowledges and agrees that the Transfer Warrants are subject to the same limitations on transfer as outlined in the S-1 filed by Pegasus with the US Securities and Exchange Commission on September 28, 2021 and subsequently amended and filed with the US Securities and Exchange Commission on October 8, 2021.

3. Title.

The Transferor represents and warrants to each of the Transferees that the Transferor has good and marketable title to the Transfer Warrants free and clear of all liens and encumbrances and that, upon updating the records of ownership, Transferees will have good and marketable title to such Transfer Warrants.

4.  Representations and Warranties.

Each party hereby represents and warrants to each other party hereto as of the date of this Agreement and as of the date of the transfer of the Transfer Warrants, that:

(a) such party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder;

(b) the execution, delivery and performance by the party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant party (so far as necessary), and no further approval or authorization is required on the part of such party; and

(c) this Agreement will be valid and binding on each party and enforceable against such party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5. Acknowledgements.

Each party acknowledges and agrees that the transfer has not been registered under the Securities Act or under any state securities laws and represents that such party:

(a) is receiving the Transfer Warrants, pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws;

(b) will not sell or otherwise dispose of any of the Transfer Warrants, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any transfer limitations;

(c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Transfer Warrants and of making an informed investment decision, and has conducted a review of the business and affairs of Pegasus that it considers sufficient and reasonable for purposes of making the transfer.

Further, each party acknowledges it is responsible for seeking any additional professional advice specific to such individual or entity's circumstances that may be desired with respect to tax or other consequences or obligations that could arise in connection with the transfer of the Transfer Warrants as outlined in this Agreement

6.  Severability.

In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable. Upon such determination that any term or provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement and give effect to the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7. Titles and Headings.

The titles and section headings in this Agreement are included strictly for convenience purposes.

8.  No Waiver.

It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

9. Governing Law; Submission to Jurisdiction.

This Agreement and any matters related thereto shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws rules that would result in the application of any law other than the laws of the State of New York. Each party (a) irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York, or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York (the "Courts"), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Courts do not have any jurisdiction over such party. Any party may serve any process required by such Courts by way of notice.

10.  WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11. Entire Agreement.

This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

12. Counterparts.

This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

13 Notices.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, or (ii) by email or other electronic means, with affirmative confirmation of receipt, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice.

If to Transferor:	Pegasus Digital Mobility Sponsor LLC
Attn: Ken Jaffe
Email: kjaffe@stratcap.com

If to Transferee:

Christian Schmid	Email: Schmid.Ch@schmid-group.com
Anette Schmid	Email: Schmid.An@schmid-group.com

14.  Binding Effect; Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder.

15.  Third Parties.

Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

16. Specific Performance.

Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching parties may not have an adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

By:	/s/ James Condon
James Condon

By:	/s/ Christian Schmid
Christian Schmid

By:	/s/ Anette Schmid
Anette Schmid